UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14C Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ___)

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ALCHEMY ENTERPRISES, LTD.
(Name of Registrant as Specified in its Charter)

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ALCHEMY ENTERPRISES, LTD.

2940 N. 67th Place, Suite 5

Scottsdale, Arizona 85251

_________________________________________________________________________________

Notice of Action by Written Consent of Shareholders to be Effective November 16, 2006

Dear Stockholder:

Alchemy Enterprises, Ltd. (the “Company,” the “Corporation” or “ACHM”) notifies our shareholders of record that stockholders holding a majority of the voting power plan to give the Board of Directors, by written consent in lieu of a special meeting, to be effective November 16, 2006, the authority to amend the Articles of Incorporation to change the name of the Corporation to “Ecotality, Inc.”

This Information Statement is first being mailed to stockholders of ACHM on or about October 20, 2006. The name change will not be effective until November 16, 2006, a date which is at least 20 days after ACHM the filing of this Definitive Information Statement. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proxies are not being solicited because a stockholder holding a majority of the issued and outstanding voting common stock of the Company holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

/s/ Jonathan R. Read

Jonathan R. Read, Chief Executive Officer

Scottsdale, Arizona

October 10, 2006

ALCHEMY ENTERPRISES, LTD.

2940 N. 67th Place, Suite 5

Scottsdale, Arizona 85251

_________________________________________________________________________________

INFORMATION STATEMENT

General Information

This information statement is furnished to the holders of record at the close of business on October 20, 2006, the record date, of the issued and outstanding common stock of Alchemy Enterprises, Ltd., a Nevada corporation (“ACHM”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the action noted herein, which the holders of a majority of the votes of our stock intend to effect on November 16, 2006.

Dissenters’ Right of Appraisal

The Nevada Revised Statutes does not provide for dissenter’s rights of appraisal in connection with the proposed action.

Voting Securities

In accordance with our bylaws, our board of directors has fixed the close of business on October 20, 2006, as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the discretionary authority with respect to the forward stock split requires the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken. The quorum necessary to conduct business of the stockholders consists of a majority of the common stock issued and outstanding as of the record date.

As of the date of this information statement, 113,705,869 shares of our common stock were issued and outstanding. We have six consenting shareholders who collectively hold 57,843,061 shares of our common stock (or 50.87% of the total issued and outstanding balance). Each share of our common stock is entitled to one vote on all matters brought before the stockholders. Therefore, these six shareholders will have the power to vote 57,843,061 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the record date. All six shareholders are expected to vote in favor of the proposed actions set forth herein and will have the power to pass all proposed corporate actions without the concurrence of any of our other stockholders.

PROPOSAL I

NAME CHANGE

The Company seeks shareholder approval to grant the Board of Directors authority to amend the Articles of Incorporation, as currently in effect (the “Articles”), in order to change the name of the Company to “Ecotality, Inc.” If authority is granted by the shareholder, the Board of Directors will reserve the right to change the name of ACHM, which name change will become effective upon the filing of the Amendment with the Secretary of State of Nevada. The majority shareholders have expressed their intention to vote in favor of electing this nominee to serve on the Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of October 9, 2006, certain information regarding the beneficial ownership of our common stock by:

1.	Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.	Each of our directors and executive officers and

3.	All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	% of Class Fully Diluted

Common Stock	Jonathan R. Read, President and Director (1)	7,500,018	6.60%
Common Stock	Harold Sciotto, Secretary, Treasurer and Director (1)	43,058,924 (2)	37.87%

	Officers and Directors as a Group	50,558,942	44.46%

Common Stock	Lynn-Cole Capital Corporation	7,162,690 (3)	6.25%
Common Stock	California Institute of Technology (4)	5,869,565	5.16%

Notes:

(1)	The address for Messrs. Sciotto and Read is c/o Alchemy Enterprises, Ltd., 2940 N. 67th Place, Suite 5, Scottsdale, AZ 85251.

(2)

40,000,000 shares of those currently held by Mr. Sciotto are in an escrow account for anticipated release to Mr. Howard Foote and Mr. Elliot Winfield, pending achievement of certain triggering events. The shares in escrow are in the name of Mr. Sciotto and Mr. Sciotto retains all voting rights unless and until the shares are transferred to Messrs. Foote and Winfield. Please refer to the Form 8-K filed on or about February 21, 2006.

(3)	Includes 950,000 shares of common stock underlying warrants issued to Lynn Cole Capital in connection with various debt issuances.

(4)	The shares owned by California Institute of Technology are held by the Bank of New York, in the nominee name of HARE & Co.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME	AGE	POSITION	PERIOD SERVING	TERM

Jonathan R. Read	49	President, CEO and Director	February 2006 – 2007	1 year

Howard A. Foote	41	Chief Technology Officer and Director	February 2006 – 2007	1 year

Elliott Winfield	57	Director of International Business Development	February 2006 – 2007	1 year

Harold Sciotto	67	Secretary, Treasurer and Director	February 2006 -2007	1 year

Directors, Executive Officers and Significant Employees

Set forth below are summary descriptions containing the name of the Company’s interim director and officer, and the business and educational experience of each during at least the last five years:

Jonathan R. Read, President, Chief Executive Officer and Director: Mr. Read is an experienced brand manager, international developer and international licensor. He began his professional career in 1976 as a Regional Manager of Specialty Restaurant Corporation, operating a theme dinner house throughout California. He then became Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate. From 1984 until he sold that company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean. In 1986, Mr. Read founded Park Plaza International (Park Inn International/Park Plaza Worldwide) and served as Chairman and Chief Executive Officer from 1986 to 2003. He expanded Park Plaza from four hotels into a global hotel group. He built, owned, operated, managed and franchised hotels across the United States, as well as in England, France, Germany, Switzerland, Holland, Belgium, Hungary, Austria, Ireland, Scotland, Spain, Poland, South Africa, Australia, New Zealand, Malaysia, Indonesia, Hong Kong, Philippines, New Guinea, Vietnam, Japan, Tahiti, Israel, Saudi Arabia, Dubai, Lebanon, Jordan, Mexico, Costa Rica and Brazil. Mr. Read sold the companies to Carlson Hospitality and Golden Wall Investments in 2003 and has been an investors for his own accounts since that time.

Howard A. Foote, Chief Technology Officer and Director: Mr. Foote began his career at age 15 with flight lessons for airplanes and glider planes. He enlisted and served in the U.S. Marine Corp from 1984 to 1986, as a jet mechanic and plane capital. From 1986 to 1991, Mr. Foote took courses in electrical engineering, and was privately educated by Aeronautical Engineering Professor, Svenn Riderr of the Swedish Institute of Technology, where he worked on an advanced flying wing design in Swedish wind-tunnel facilities. In 1990, Mr. Foote developed and received patents on an advanced flying wing configuration vehicle. From 1992 to 1995, he was involved with JPL on a three-year project dealing with microwave power transmission. In 1996, he received a patent covering microwave power transmission for space-based power transmission. From 1996 to 1999, Mr. Foote was employed by Platforms International Corporation, a company involved in telecommunications satellite applications. From 1999 through 2000, he worked independently with Russian engineers on laser power transmission technology and space craft designs. Mr. Foote founded the Universal Power Vehicles company in 2001, to further develop space power transmission-related technologies, and electrical power cell technology for transit applications. Mr. Foote is a fixed wing helicopter pilot and licensed skydiver. He holds four California state high altitude records by flying a glider over 40,000 feet and holds the Symons Wave Memorial Award for glider flight at over 40,000 feet. In 2006, Mr. Foote assigned his patent applications on electrical power cell technologies to us.

Elliott Winfield, Director of International Business Development: Mr. Winfield has been a freelance designer and business consultant since 1970. Mr. Winfield has consulted with companies developing and marketing alternative propulsion and other biologically-clean technologies, establishing distribution channels, organizing strategic partnerships, licensing and purchase orders. Since 1994, he has owned and operated an automobile brokerage company, providing services to financial institutions and companies. He earned a B.S. degree in industrial design from the University of the Arts, Philadelphia, Pennsylvania.

Harold W. Sciotto, Secretary, Treasurer and Director: Mr. Sciotto was employed from June 1964 until his retirement in May 1993, by Sears Roebuck & Company employed Mr. Sciotto in various sales and management positions. These positions encompassed store sales and department management positions, store merchandise manager, district business manager for six states and store manager of three stores in Arizona. His duties included, but were not limited to, sales, advertising, personnel management, financial statements and accounting. From 1989 through the present, Mr. Sciotto has also been an independent business consultant to various early-stage business ventures. He was the Company’s Chief Executive Officer from April 2005 until he was appointed our Chief Financial Officer in February 2006.

Board Committees

The Company currently has no audit or compensation committee or other board committee performing equivalent functions. Currently, all members of the Company’s board of directors participate in discussions concerning executive officer compensation.

EXECUTIVE COMPENSATION

The following table sets forth as of October 9, 2006, information regarding the compensation of our executive officers for the previous three completed fiscal years:

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
	----------------------------				-----------------------------------------------------
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Jonathan R. Read	2006	120,000	0	0	7,500,018	0	0	0
President

Harold Sciotto	2006	120,000	0	0	0	0	0	0
Secretary and	2005	0	0	0	0	0	0	0
Treasurer	2004	0	0	0	0	0	0	0

Stock Option Plan And Other Long-term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Directors’ Compensation

We have no formal or informal arrangements or agreements to compensate our director for services he provides as director of our company.

Employment Agreements

On February 15, 2006, we entered into an employment agreement with Jonathan R. Read, our President. The compensation is $120,000 annually. Additionally, we issued 7,500,018 (split-adjusted) shares of par value common stock to this individual as a bonus for services valued at the fair market value of the common stock of $21,250. The term of the agreement is one year and is automatically renewed annually.

On February 16, 2006, we entered into an employment agreement with Harold Sciotto, our Treasurer and Secretary, for annual compensation of $120,000. The term of the agreement is one year and is automatically renewed annually.

OTHER MATTERS

Management does not know of any business other than referred to in this information statement which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

Alchemy Enterprises, LTD.

By order of the Board of Directors

/s/ Jonathan R. Read

Jonathan R. Read, Chief Executive Officer

Scottsdale, Arizona

October 10, 2006